UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549


                                  FORM 8-K


                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) April 20, 2001




                           AMC ENTERTAINMENT INC.
           (Exact name of registrant as specified in its charter)



          DELAWARE                   1-8747              43-1304369
(State or other jurisdiction       (Commission          (IRS Employer
      of incorporation            File Number)        Identification No.)





   106 W. 14th STREET
   P.O. Box 219615
   Kansas City, Missouri                                 64121-9615
   (Address of principal executive offices)               (Zip Code)




     Registrant's telephone number, including area code (816) 221-4000


Item 7.  Financial Statements & Exhibits

(c) Exhibits.

4.6 Certificate of Designations of Series A Convertible Preferred Stock and Series B Exchangeable Preferred Stock of AMC
         Entertainment Inc.

4.7 Investment Agreement entered into April 19, 2001 by and among AMC Entertainment Inc. and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Mangement IV, L.P. and Apollo Management V, L.P.

4.8 Standstill Agreement by and among AMC Entertainment Inc., and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Mangement IV, L.P. and Apollo Management V, L.P., dated as of April 19, 2001.

4.9 Registration Rights Agreement dated April 19, 2001 by and among AMC Entertainment Inc. and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P.


Item 9.  Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated into this Item 9 by reference, is a press release dated April 20, 2001, which was issued by AMC Entertainment Inc. announcing the sale of $250 million of Preferred Stock to Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Mangement IV, L.P. and Apollo Management V, L.P., in a private placement.

Attached as Exhibit 99.2 and incorporated into this Item 9 by reference, is a summary of the principal terms of the private placement referred to in
Exhibit 99.1.




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMC ENTERTAINMENT INC.



Date:         April 20, 2001            By:      /s/ Craig R. Ramsey
                                                 -------------------
                                                 Craig R. Ramsey
                                                 Senior Vice President,
                                                 Finance,
                                                 Chief Financial Officer
                                                 and
                                                 Chief Accounting Officer